Exhibit 10.4

TRADEMARK LICENSE AGREEMENT

BY AND BETWEEN

WORTHINGTON INDUSTRIES, INC.

AND

WORTHINGTON STEEL, INC.

DATED AS OF [⚫], 2023

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9.4	Third Party Beneficiaries	9
9.5	Notices	9
9.6	Severability	10
9.7	Headings	10
9.8	Waivers of Default	10
9.9	Dispute Resolution	10
9.10	Amendments	10
9.11	Construction	10
9.12	Performance	11
9.13	Limited Liability	11
9.14	Exclusivity of Tax Matters	11

Exhibits

Exhibit A            New Worthington Performance Awards - Calculation Methodology

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TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”) is entered into effective as of [ ⚫ ], 2023 (the “Effective Date”), by and between Worthington Industries, Inc., an Ohio corporation (“New Worthington”) and Worthington Steel, Inc., an Ohio corporation (“Worthington Steel”). New Worthington and Worthington Steel are each a “Party” and are sometimes referred to herein collectively as the “Parties”.

RECITALS

WHEREAS, New Worthington, acting together with its Subsidiaries, currently conducts the New Worthington Business and the Worthington Steel Business;

WHEREAS, New Worthington and Worthington Steel have entered into that certain Separation and Distribution Agreement dated as of [ ⚫ ], 2023 (as amended, restated, amended and restated and otherwise modified from time to time, the “Separation Agreement”) pursuant to which Worthington Steel will separate from the rest of New Worthington and be established as a separate, publicly traded company to operate the Worthington Steel Business;

WHEREAS, New Worthington, together with its Subsidiaries, owns certain Marks that were used in connection with both the Worthington Steel Business and the New Worthington Business prior to the Separation;

WHEREAS, in connection with the Separation, New Worthington has agreed to grant a license to Worthington Steel to use the Marks set forth on Exhibit A (the “Licensed Marks”), on the terms and conditions provided herein; and

WHEREAS, pursuant to the Separation Agreement, New Worthington and Worthington Steel have agreed that New Worthington will license Worthington Steel to use the Licensed Marks in connection with the Worthington Steel Business, in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants and agreements contained in this Agreement and in the Separation Agreement, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. Capitalized terms shall have the meanings set forth below in this Section 1.1 or elsewhere in this Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Separation Agreement.

“Licensed Goods and Services” means the goods and services of the Worthington Steel Business as of the Effective Date, as such goods and services may naturally evolve in the field of the Worthington Steel Business during the Term, but excluding, for the avoidance of doubt, any goods or services of the New Worthington Business.

“Marks” means trademarks, service marks, trade dress, trade names, logos, internet domain names and other source or business identifiers.

1.2 Interpretation. In this Agreement (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” “herewith” and words of similar import, and the term “Agreement” or any other reference to an agreement shall, unless otherwise stated, be construed to refer to this Agreement (including all of the Exhibits hereto and thereto) and not to any particular provision of this Agreement; (c) Article, Section, and Exhibit references are to the Articles, Sections, and Exhibits to this Agreement unless otherwise specified; (d) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”; (e) the word “or” shall not be exclusive; and (f) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” and words of similar import shall all be references to the date first stated in the preamble to this Agreement, regardless of any amendment or restatement hereof.

ARTICLE II.

LICENSE

2.1 Grant of License. Subject to the terms and conditions of this Agreement, New Worthington grants to Worthington Steel a royalty-free, fully paid-up, perpetual, non-exclusive, non-transferable (except as permitted under Section 9.3), non-sublicensable (except as permitted under Section 2.2), worldwide license to use the Licensed Marks solely in connection with the marketing, advertisement, provision, distribution and sale by Worthington Steel of Licensed Goods and Services (the “License”). Subject to the terms and conditions of this Agreement, and in furtherance of the foregoing, Licensee shall be permitted to use the Licensed Marks as part of domain names as specified in Section 2.6.

2.2 Sublicensing. Worthington Steel may sublicense the License granted to it hereunder to its Affiliates and third Persons to the extent necessary in connection with the marketing advertisement, provision, distribution and sale of Worthington Steel’s Licensed Goods and Services; provided, that, in each case, any such sublicensee is bound in writing to all applicable terms and conditions of this Agreement. Worthington Steel shall be responsible for the failure by any of its Affiliates or other sublicensees to comply with the terms of this Agreement.

2.3 Limitations / New Marks. Worthington Steel is only licensed to use the Licensed Marks, and not any variations, adaptations, translations, or derivatives thereof. For the avoidance of doubt, Worthington Steel will only use the term WORTHINGTON as part of the WORTHINGTON STEEL composite Mark, and shall not use the term WORTHINGTON in a standalone form. If Worthington Steel desires to (a) use any variation, adaptation, translation, combination, or derivative of the Licensed Marks, (b) use any other New Worthington formative Mark or (c) use the Licensed Marks in combination with any other Marks, Worthington Steel shall seek New Worthington’s prior written approval, specifying the Marks that it desires to use, together with how it desires to use such Marks. If New Worthington determines that it would be advisable to perform a clearance search as part of the approval process, New Worthington may perform such clearance search with trademark counsel of its choosing, at Worthington Steel’s expense. If New Worthington approves Worthington Steel’s request, the Parties will amend the definition of Licensed Marks to include the newly approved Mark.

2.4 Registration of the Licensed Marks.

(a) By New Worthington. New Worthington may, in its discretion, seek to apply for the registration of the Licensed Marks anywhere in the world. Upon request, Worthington Steel will provide New Worthington with reasonable assistance in connection with the prosecution and maintenance of applications and registrations of the Licensed Marks, including executing all documents and performing all acts as New Worthington reasonably deems necessary or desirable in connection therewith.

(b) By Worthington Steel. Worthington Steel shall not seek to apply for the registration of the Licensed Marks. Worthington Steel may request that New Worthington apply to register the Licensed Marks to the extent not already registered. New Worthington will not unreasonably withhold, condition, or delay its approval of any such request; provided, however, New Worthington may engage trademark counsel of its choosing to conduct clearance searches and to advise with respect to the risks and benefits of registering such Licensed Mark(s), all at Worthington Steel’s expense. If such counsel indicates that the use and registration of such Licensed Mark(s) in the applicable jurisdiction(s) is low-risk and recommends that the Parties proceed with registration, then New Worthington will apply to register such in connection with the applicable goods and services. If such counsel advises that the registration of any such Licensed Mark is not low risk, or if such counsel recommends against registration of any such Licensed Mark, then New Worthington may choose, in its sole discretion, whether or not to seek registration of such Licensed Mark.

(c) Prosecution and Maintenance. If New Worthington applies to register any of the Licensed Marks pursuant to Section 2.4(a) or (b), New Worthington will use commercially reasonable efforts to prosecute such applications and obtain and maintain the resulting registrations, all at Worthington Steel’s expense. Upon New Worthington’s request, Worthington Steel will provide New Worthington with reasonable assistance in connection with the prosecution of any applications for registration of the Licensed Marks, and in connection with the maintenance of any registrations.

2.5 Expansion of Licensed Goods and Services. Worthington Steel may request in writing to expand the Licensed Goods and Services to include new goods or services. New Worthington may approve or disapprove any such request in its sole discretion. If New Worthington approves any such request, the Parties will amend this Agreement to revise the definition of Licensed Goods and Services accordingly.

2.6 Domain Name Registrations. Worthington Steel shall have the right, at Worthington Steel’s sole expense, to register and renew the “worthingtonsteel” domain name in root domains with any top-level domains of Worthington Steel’s choosing. Three months following the Effective Date, and on each anniversary of the Effective Date, Worthington Steel shall provide New Worthington a list of all such domain name registrations, including for each domain name the registration date, the expiration date and the registrar.

ARTICLE III.

OWNERSHIP AND INFRINGEMENT

3.1 Ownership of New Worthington Marks; Goodwill and Reservation of Rights. Worthington Steel acknowledges that, as between the Parties, New Worthington is the sole and exclusive owner of all right, title and interest in and to the Licensed Marks. Any and all goodwill arising from Worthington Steel’s use of the Licensed Marks shall inure solely to the benefit of New Worthington. Worthington Steel agrees that nothing in this Agreement shall give Worthington Steel any right, title or interest in the Licensed Marks other than the right to use the Licensed Marks in accordance with this Agreement. All rights in and to the Licensed Marks that are not expressly granted to Worthington Steel hereunder are reserved by New Worthington and its Affiliates. Worthington Steel acknowledges that nothing in this Agreement grants Worthington Steel the right to register or seek to register, or to permit any third party to register or to seek to register, the Licensed Marks in any jurisdiction. Consistent with the terms of this Agreement, and at Licensor’s sole expense, Worthington Steel shall perform all lawful acts and execute such instruments as New Worthington may reasonably request to register, confirm, evidence, maintain or protect New Worthington’s rights in the Licensed Marks.

3.2 No Inconsistent Action. Worthington Steel shall not: (a) assert any ownership of the Licensed Marks, contest the validity or enforceability of the Licensed Marks or challenge New Worthington’s right, title, interest in or ownership of the Licensed Marks, its registrations therefor or New Worthington’s right to license the same; (b) interfere with, oppose or challenge any of New Worthington’s applications for or registrations of the Licensed Marks (including domain name registrations) or interfere with, oppose or challenge the exploitation of the Licensed Marks by or on behalf of New Worthington; (c) apply for, or participate with or cause any other entity to apply for, the registration of any logo, symbol, trademark, service mark, company or corporate name, product name, domain name or commercial slogan that is confusingly similar to the Licensed Marks; or (d) take any action that would have a material adverse effect on the value, reputation or goodwill of the Licensed Marks or tarnish the Licensed Marks or materially harm New Worthington’s valuable goodwill in such Licensed Marks.

3.3 Infringement. Worthington Steel shall promptly notify New Worthington in writing of any actual or suspected infringement of the Licensed Marks by a third party of which Worthington Steel becomes aware and of any available evidence relating thereto. Worthington Steel shall cooperate with New Worthington’s efforts to investigate, terminate and recover damages for any actual or suspected infringement of the Licensed Marks and New Worthington shall reimburse Worthington Steel for any reasonable out-of-pocket expenses related thereto. New Worthington shall have the sole right, but not the obligation, to take action against any such actual or suspected infringement.

ARTICLE IV.

QUALITY STANDARDS

4.1 Quality Assurance. Worthington Steel agrees that the quality of the goods and services sold, distributed, performed, provided or otherwise commercialized by Worthington Steel and its Affiliates in connection with the Licensed Marks will be of the same or higher quality as the goods and services sold, distributed, performed, provided or otherwise commercialized by New Worthington and its Affiliates under the Licensed Marks, as applicable, in connection with Worthington Steel Business immediately prior to the Effective Date, and, in the event that Worthington Steel is permitted to provide any new goods or services under the Licensed Marks, of a quality so as to maintain the reputation and goodwill of New Worthington, its Affiliates and the Licensed Marks. Worthington Steel agrees to undertake any actions that New Worthington may reasonably request to assist New Worthington in monitoring the quality of the goods and services offered in connection with the Licensed Marks and the use of the Licensed Marks in connection with such goods and services in order for the New Worthington to protect its rights therein under applicable Law.

4.2 Compliance with Law. Worthington Steel shall use the Licensed Marks only in such manner as will comply with the provisions of applicable Laws relating thereto. Worthington Steel shall comply with all applicable Laws and obtain all appropriate governmental approvals pertaining to the production, distribution, provision sale, marketing and advertising of the Licensed Goods and Services and pertaining to the operation of its businesses operated under the Licensed Marks.

4.3 Form of Use. Worthington Steel shall use the Licensed Marks in a manner that is consistent with the branding guidelines that New Worthington has in place for the Licensed Marks and all quality specifications for color, style, typeface, size and all other artistic or reproduction requirements for Worthington Steel’s use of the Licensed Marks, in each case as may be provided to Worthington Steel from time to time by New Worthington in writing. New Worthington may update such branding guidelines or specifications from time to time; provided, however, that Worthington Steel will be given a reasonable period of time to comply with any changes to the branding guidelines or specifications. In all exploitations of the Licensed Marks, Worthington Steel shall include all notices and legends with respect to the Licensed Marks as are or may be required by applicable Laws. Without limiting the generality of the foregoing, Worthington Steel shall, to the extent practical, place the symbols “TM”, “®” or other designations legally required or useful for enforcement of trademark or service mark rights next to the Licensed Marks consistent with the same manner in which New Worthington and its Affiliates use such symbols or other designations in connection with the other Marks owned by New Worthington.

ARTICLE V.

TERM AND TERMINATION

5.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and remain in effect perpetually, unless sooner terminated in accordance with Section 5.2 below, or by an agreement in writing signed by New Worthington and Worthington Steel.

5.2 Termination.

(a) Termination for Convenience. During the Term, Worthington Steel may terminate this Agreement at any time, with or without cause, upon written notice to New Worthington.

(b) Termination for Cause. If Worthington Steel has breached any provision of this Agreement relating to the ownership, protection or use of the Licensed Marks or any of the quality requirements of Article IV, and does not cure such breach within thirty (30) days of its receipt of written notice of such breach from New Worthington, then New Worthington may terminate this Agreement upon written notice to Worthington Steel.

5.3 Effect of Termination. Upon expiration or termination of this Agreement or the License for any reason, the Persons among Worthington Steel and its Affiliates to whom such expiration or termination applies shall immediately (a) cease and refrain from any use of or reference to the Licensed Marks, (b) cease and refrain from any use of or reference to any marks or designs similar to or derived from the Licensed Marks, (c) not thereafter adopt, use or refer to any mark, logo, trade name, trade dress or other identification that is likely to be confused with either of the Licensed Marks, and (d) assign to New Worthington any applicable domain name registrations that contain the Licensed Marks. Notwithstanding the foregoing, if neither Worthington Steel nor any of its Affiliates is in breach of Article IV as of the date of termination or expiration, upon request from Worthington Steel, New Worthington will grant the applicable Persons an additional three (3) month period to transition off the use of the Licensed Marks.

5.4 Survival. In connection with the termination of this Agreement, Section 3.1, Section 5.3, and Section 5.4, and Article VI through Article IX shall continue to survive indefinitely.

ARTICLE VI.

DISCLAIMER OF WARRANTIES

WORTHINGTON STEEL ACKNOWLEDGES AND AGREES THAT THE LICENSED MARKS ARE LICENSED “AS IS”, WITHOUT WARRANTY OF ANY KIND, AND THAT WORTHINGTON STEEL ASSUMES ALL RISKS AND LIABILITY ARISING FROM OR RELATING TO ITS USE OF THE LICENSED MARKS. NEW WORTHINGTON HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND WITH RESPECT TO THE LICENSED MARKS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE VII.

LIMITATION OF LIABILITY

WITHOUT LIMITING EITHER PARTY’S LIABILITY UNDER THE SEPARATION AGREEMENT AND WITH THE EXCEPTION OF LIABILITY ARISING FROM A BREACH BY WORTHINGTON STEEL OF ARTICLE II, OR A PARTY’S FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE AND CONTRACT), EVEN IF SUCH PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

NEW WORTHINGTON AND ITS AFFILIATES SHALL NOT BE LIABLE FOR, OR BEAR ANY OBLIGATION IN RESPECT OF, ANY DAMAGES OF ANY KIND OR CHARACTER WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH WORTHINGTON STEEL’S, ITS AFFILIATES’ OR ANY THIRD PARTY’S USE OF THE LICENSED MARKS.

ARTICLE VIII.

INDEMNIFICATION

Worthington Steel shall indemnify, defend and hold harmless New Worthington and its Affiliates and its and their respective officers, directors, partners, members, employees, agents, representatives, successors and permitted assigns (the “New Worthington Indemnitees”) from and against any and all third party claims that arise out of the provision of goods and services by Worthington Steel or any of its sublicensees under the Licensed Marks and any other uses of the Licensed Marks by Worthington Steel or its sublicensees, except to the extent any such claims give rise to an indemnity obligation by New Worthington to Worthington Steel under the Separation Agreement. If any claim or action is asserted against any of the New Worthington Indemnitees that would entitle it to indemnification hereunder (a “Proceeding”), New Worthington will give prompt written notice thereof to Worthington Steel; provided, however, that the failure to give such timely notice will not affect the indemnification obligation hereunder, except to the extent that Worthington Steel demonstrates actual damage caused by such failure. Worthington Steel may elect to direct the defense or settlement of any such Proceeding by giving written notice to New Worthington, which election will be effective immediately upon receipt by the New Worthington of such written notice of election. Worthington Steel will have the right to employ counsel reasonably acceptable to New Worthington to defend any such Proceeding, or to compromise, settle or otherwise dispose of the same, if Worthington Steel deems it advisable to do so, all at the expense of the Worthington Steel; provided that Worthington Steel will not settle, or consent to any entry of judgment in, any Proceeding without obtaining either: (i) an unconditional release of the applicable New Worthington Indemnitees from all liability with respect to all claims underlying such Proceeding; or (ii) the prior written consent of New Worthington. New Worthington will not settle, or consent to any entry of judgment, in any Proceeding without obtaining the prior written consent of Worthington Steel. The Parties will fully cooperate with each other in any such Proceeding and will make available to each other any books or records useful for the defense of any such Proceeding.

ARTICLE IX.

MISCELLANEOUS

9.1 Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to each other Party. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile, electronic mail (including .pdf, DocuSign or other electronic signature) or other transmission method shall be deemed to have been duly and validly delivered and shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(b) This Agreement and the Separation Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments, and conversations with respect to such subject matter and there are no agreements or understandings between the Parties with respect to such subject matter other than those set forth or referred to herein or therein. With respect to the subject matter of this Agreement, in the event of a conflict between this Agreement and the Separation Agreement or any other Ancillary Agreement, this Agreement shall control.

(c) Each Party represents on behalf of itself and each other member of its Group as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by it and constitutes or will constitute a valid and binding agreement of it enforceable in accordance with the terms thereof.

9.2 Governing Law. This Agreement (and any claims or Disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Ohio, irrespective of the choice of laws principles of the State of Ohio, including all matters of validity, construction, effect, enforceability, performance, and remedies.

9.3 Assignment.

(a) Nothing herein shall restrict New Worthington from assigning or transferring any Licensed Marks to any Person; provided that any such Transfer shall have no effect on the license granted hereunder, and the Licensed Marks shall remain subject to this Agreement. This Agreement and the license granted hereunder are personal to Worthington Steel and shall not be assigned or otherwise transferred by Worthington Steel (including as a result of a sale of Worthington Steel or its business or assets or a direct or indirect change of control of Worthington Steel), or sublicensed (except as permitted in Section 2.2), hypothecated, pledged, or otherwise encumbered by Worthington Steel, in each case without New Worthington’s prior written consent, which consent may be granted or withheld in New Worthington’s sole discretion. Any nonconsensual assignment, transfer, hypothecation, pledge or encumbrance of this Agreement by Worthington Steel shall be invalid and of no force and effect. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

9.4 Third Party Beneficiaries. Except for the indemnification rights under Article VIII of this Agreement of any New Worthington Indemnitee in their respective capacities as such and the provisions of Section 5.1(d) of the Separation Agreement as to directors and officers of the New Worthington Group and the Worthington Steel Group: (a) the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person (including, without limitation, any shareholders of New Worthington or shareholders of Worthington Steel) except the Parties hereto any rights or remedies hereunder; and (b) there are no third-party beneficiaries of this Agreement, and this Agreement shall not provide any third Person (including, without limitation, any shareholders of New Worthington or shareholders of Worthington Steel) with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

9.5 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.5).

If to New Worthington, to:

Worthington Industries, Inc.

200 West Old Wilson Bridge Road

Columbus, OH 43085

Attention: Patrick Kennedy, General Counsel

Email: patrick.kennedy@worthingtonindustries.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Attention: Cathy Birkeland; Christopher Drewry

Email: cathy.birkeland@lw.com; christopher.drewry@lw.com

If to Worthington Steel, to:

Worthington Steel, Inc.

100 West Old Wilson Bridge Road

Columbus, OH 43085

Attention: Michaune Tillman, General Counsel

Email: michaune.tillman@worthingtonindustries.com

Either Party may, by notice to the other Party, change the address and contact person to which any such notices are to be given.

9.6 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

9.7 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.8 Waivers of Default. Waiver by a Party of any default by the other Party of any provision of this Agreement, the Separation Agreement, or any other Ancillary Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

9.9 Dispute Resolution. Any and all disputes, controversies and claims arising hereunder, including with respect to the validity, interpretation, performance, breach or termination of this Agreement shall be resolved through the procedures provided in Article IV of the Separation Agreement.

9.10 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it sought to enforce such waiver, amendment, supplement or modification is sought to be enforced.

9.11 Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have conducted such investigations they thought appropriate, and have consulted with such advisors as they deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by the other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement, the Separation Agreement, or any other Ancillary Agreement. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or their preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

9.12 Performance . Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any subsidiary or affiliate of such Party.

9.13 Limited Liability. Notwithstanding any other provision of this Agreement, no individual who is a shareholder, director, employee, officer, agent or representative of New Worthington or Worthington Steel, in such individual’s capacity as such, shall have any liability in respect of or relating to the covenants or obligations of New Worthington or Worthington Steel, as applicable, under this Agreement, the Separation Agreement or any other Ancillary Agreement or in respect of any certificate delivered with respect hereto or thereto and, to the fullest extent legally permissible, each of New Worthington or Worthington Steel, for itself and its respective Subsidiaries and its and their respective shareholders, directors, employees and officers, waives and agrees not to seek to assert or enforce any such liability that any such Person otherwise might have pursuant to applicable Law.

9.14 Exclusivity of Tax Matters. Notwithstanding any other provision of this Agreement, the Tax Matters Agreement shall exclusively govern all matters related to Taxes (including allocations thereof) addressed therein. If there is a conflict between any provision of this Agreement, the Separation Agreement or of any other Ancillary Agreement (other than the Tax Matters Agreement), on the one hand, and the Tax Matters Agreement, on the other hand, and such provisions relate to matters addressed by the Tax Matters Agreement, the Tax Matters Agreement shall control.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

WORTHINGTON INDUSTRIES, INC.

By:
Name: Title:

WORTHINGTON STEEL, INC.

By:
Name: Title:

[Signature Page to Trademark License Agreement]